UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 25, 2005

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295

(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050

(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

                    On May 25, 2005, Align Technology, Inc. held its annual stockholders meeting.  At the meeting, the stockholders approved, among other things, the Align 2005 Incentive Plan (the “2005 Plan”).  The 2005 Plan replaces Align’s 2001 Stock Incentive Plan (the “2001 Plan”) and no further awards will be granted under the 2001 Plan.

                    The 2005 Plan includes, among other things, the following key features:

•

9,983,379 shares of Align common stock, plus up to an aggregate of 5,000,000 shares that are or would have been returned to the 2001 Plan as a result of termination of outstanding options or repurchase of shares on or after March 28, 2005 are reserved for issuance under the 2005 Plan.

•	The 2005 Plan prohibits the grant of stock option or stock appreciation right awards with an exercise price les than the fair market value of Align’s common stock on the date of grant.

•

The 2005 Plan also generally prohibits the “re-pricing” of stock options or stock appreciation rights, or the cancellation of such awards in exchange for new awards with a lower exercise price, unless approved by Align’s stockholders.  Exceptions to this prohibition are for events such as acquisitions, stock splits and certain other capital transactions where adjustments may be made to preserve the original economic value of the awards.

•

The 2005 Plan generally provides that full value awards (i.e., awards of restricted stock, performance shares and performance units) will vest over a period of at least three years, unless such award is to vest based upon achievement of one or more performance objectives, in which case vesting will be over a period of at least twelve-months.

•

Any shares subject to an award with an exercise or purchase price less than fair market value on the date of grant (e.g., shares subject to restricted stock, performance share or performance unit awards) will be counted against the 2005 Plan’s share reserve as two shares for every one share subject to such award.  Correspondingly, to the extent that a share that counted as two shares against the 2005 Plan reserve at the time of grant pursuant to the preceding sentence is recycled back into the 2005 Plan (e.g., upon award termination or share repurchase), the 2005 Plan will be credited with two shares that will thereafter be available for future issuance under the 2005 Plan.

•

Each share subject to a stock settled stock appreciation right at the time of grant will count as a full share against the 2005 Plan share reserve, rather than only the net shares issued upon exercise of the stock appreciation right.

A copy of the 2005 Plan is attached hereto as Exhibit 10.1.  A more extensive discussion of the terms of the 2005 Plan is set forth in Align’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2005.

ITEM  9.01.      Financial Statements and Exhibits

             (c)         Exhibits.

Exhibit No.	Description

10.1	2005 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2005	ALIGN TECHNOLOGY, INC.

	By:	/s/ ELDON M. BULLINGTON

Eldon M. Bullington Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	2005 Incentive Plan